Exhibit 99.1

Cell Therapeutics Reports Fourth Quarter and Full Year 2013 Financial Results

- 2014 Priorities: Complete and Report Top-line Results of First Pacritinib Phase 3 and Drive EU Sales of PIXUVRI -

- Conference Call Scheduled for Today at 4:30 p.m. Eastern Time -

SEATTLE, Wash., March 4, 2014–Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today reported financial results for the fourth quarter and full year ended December 31, 2013.

“2013 was a transformational year for CTI, as we entered into a worldwide license agreement with Baxter International to develop and commercialize our JAK2/FLT3 inhibitor, pacritinib, achieved favorable reimbursement and market access for PIXUVRI in major European markets and reported new positive interim data for tosedostat,” stated James A. Bianco, M.D., President and CEO. “Additionally, we recently began the second Phase 3 trial of pacritinib for the treatment of patients with myelofibrosis. Our business priorities in 2014 include completing the first Phase 3 clinical trial of pacritinib in myelofibrosis and reporting topline results later in the year, while advancing the second Phase 3 trial; driving E.U. sales of PIXUVRI for relapsed aggressive B-cell NHL; and advancing Phase 2 studies of pacritinib and tosedostat in other hematologic malignancies.”

Fourth Quarter and Full Year 2013 Financial Results

For the quarter and the full year ended December 31, 2013, CTI reported revenue of $32.9 million and $34.7 million, respectively, compared with no revenue for the same periods in 2012. Total revenue in the fourth quarter and year ended December 31, 2013, included license and contract revenue of $32.4 million, which was primarily attributed to the upfront payment received in November 2013 from Baxter International, Inc. (Baxter) for the worldwide license agreement to develop and commercialize pacritinib. Net product sales of PIXUVRI for the fourth quarter and full year 2013 were $0.5 million and $2.3 million, respectively. There were no sales of PIXUVRI in 2012.The European Commission granted conditional marketing authorization of PIXUVRI in 2012, and the decisions by governmental authorities and health care providers in each country impact pricing and market acceptance of PIXUVRI. CTI sells PIXUVRI directly to health care providers and through a limited number of wholesale distributors in the E.U. CTI generally records product sales upon receipt of the product by the health care provider or distributor, net of distributor discounts, estimated government-mandated discounts and rebates, and estimated product returns. Any future revenues are dependent on market acceptance of PIXUVRI, the reimbursement decisions made by governmental authorities and health care providers in each country where PIXUVRI is available for sale, and other factors.

Operating income for the fourth quarter of 2013 was $10.3 million, compared to an operating loss of $18.9 million for the same period in 2012. For the year ended December 31, 2013, the operating loss was $41.5 million, compared to $101.5 million in 2012, which included a $29.1 million expense for acquired in-process research and development related to the acquisition of pacritinib from S*BIO Pte Ltd. The amount recorded for the full year 2013 included $32.4 million in license and contract revenue as described above. Non-cash share-based compensation expense for the fourth quarter and full year 2013 was $2.7 million and $9.1 million, respectively, compared to $1.9 million and $7.9 million for the same periods in 2012.

For the fourth quarter ended December 31, 2013, CTI reported a net income of $10.2 million, or $0.08 per share, compared to a net loss of $19.0 million, or ($0.20) per share, for the same period in 2012. Net loss for the year ended December 31, 2013 was $49.6 million, or ($0.43) per share, compared to $115.3 million, or ($1.98) per share in 2012. As of December 31, 2013, CTI’s cash and cash equivalents totaled $71.6 million.

Financial Guidance

For 2014, loss from operations is expected to be approximately $45 million to $50 million, excluding non-cash share-based compensation expense, which is a non-GAAP measure. For the year-ended December 31, 2013, loss from operations, excluding non-cash share-based compensation expense, which is a non-GAAP measure, was $32.5 million.

The projected loss from operations primarily relates to:

•	Contribution margin from PIXUVRI commercial operations, as we intend to operate the commercial business with a net positive contribution by year end 2014;

•	License and contract revenue associated with the achievement of clinical development milestones for pacritinib, specifically, completion of enrollment of PERSIST-1 in 2014 and PERSIST-2 in early 2015;

•	SG&A expenses, including sales and marketing expenses to drive sales of PIXUVRI, as well as medical affairs expenses in support of educational programs for the hematologist/oncologist community in the E.U.; and

•	R&D expenses, including management of costs for ongoing and planned Phase 3 clinical trials involving pacritinib and multiple investigator-sponsored trials (ISTs) involving tosedostat.

Actual financial results for 2014 will vary based upon many factors, including the factors listed above and the degree of market acceptance and reimbursement rates for PIXUVRI in the E.U., the rate of patient enrollment in pacritinib clinical trials that are ongoing, the timing of milestone payments projected to be earned and received under CTI’s collaboration with Baxter and other factors described in our filings with the Securities and Exchange Commission.

For more information regarding CTI’s use of these non-GAAP measures and a reconciliation of non-GAAP loss from operations excluding non-cash share-based compensation expense to loss from operations for the full year ended December 31, 2013, please refer to the section below entitled “Non-GAAP Financial Measures”.

2014 Key Business Priorities

Pacritinib

•	Initiate second Phase 3 trial. In March 2014, CTI announced that PERSIST-2, a Phase 3 trial of pacritinib for patients with myelofibrosis who have low platelet counts, had opened for enrollment.

•	Report topline results. CTI anticipates reporting topline results for PERSIST-1 in the second half of 2014.

•	Initiation of investigator-sponsored trials. CTI is evaluating additional indications and expects to support the initiation of investigator-sponsored trials, including in acute myeloid leukemia (AML), at leading centers in 2014.

PIXUVRI® (pixantrone)

•	Grow E.U. sales. CTI intends to focus on PIXUVRI for multiply relapsed or refractory aggressive relapsed B-cell non-Hodgkin lymphoma (NHL) and manage expenses to achieve a positive contribution margin for PIXUVRI by year-end 2014.

•	Seek rest-of-world partner. CTI intends to pursue a partner for commercializing PIXUVRI in additional markets within the E.U. and other markets outside the E.U. and the U.S.

Opaxio™ (paclitaxel poliglumex)

•	Complete enrollment. In January 2014, the Gynecologic Oncology Group (GOG) informed CTI that it had completed patient enrollment in the GOG-0212 Phase 3 maintenance therapy clinical trial for patients with ovarian cancer.

Select 2013 and Recent Highlights

E.U. Commercial:

•	In December 2013, CTI reached agreement for funding and reimbursement from the National Association of Statutory Health Insurance Funds (GKV-Spitzenverband) in Germany and, in February 2014, the National Institute for Health and Care Excellence (NICE) issued final guidance recommending the prescription of PIXUVRI for as long as CTI makes the Patient Access Scheme (PAS), available. The PAS is a confidential pricing and access agreement with the U.K.’s Department of Health.

Clinical Development:

•	Initiated the second Phase 3 trial, PERSIST-2, evaluating pacritinib in patients with myelofibrosis who have low platelet counts. This trial together with PERSIST-1, initiated in January 2013, is intended to support registration in the U.S. and the E.U. In October 2013, CTI reached agreement with the United States Food and Drug Administration on a Special Protocol Assessment for the PERSIST-2 trial.

•	Announced the initiation of a cooperative group Phase 2 trial of pacritinib in adult patients with relapsed acute myeloid leukemia (AML).

•	Gained agreement from the European Medicines Agency to change the primary endpoint of the Phase 3 PIX-R (PIX306), post-marketing commitment study of pixantrone-rituximab versus gemcitabine-rituximab for patients with relapsed B-cell NHL from overall survival to progression-free survival. The trial is now expected to enroll 220 patients versus the 350 patients previously planned. This trial is expected to complete enrollment in 2015 and is intended to support the conversion of the conditional approval for PIXUVRI in Europe to full approval and potentially support a registration application in the U.S.

•	Reported positive interim results from the investigator-initiated Phase 2 trial of tosedostat in combination with cytarabine or decitabine in newly diagnosed older patients with AML or high-risk myelodysplastic syndrome were presented at the 55th American Society of Hematology annual meeting. Results showed a 54 percent complete response rate or complete response with incomplete blood count recovery with an approximate 12-month median survival in this first-line setting.

Corporate:

•	Entered into a worldwide license agreement with Baxter to develop and commercialize pacritinib, under which CTI and Baxter will jointly commercialize pacritinib in the U.S. and Baxter has exclusive commercialization rights for all indications outside the U.S.

•	Reached an agreement with Novartis International Pharmaceutical Ltd. to regain rights to PIXUVRI and Opaxio, providing CTI with the flexibility to manage these assets within the context of its overall product portfolio strategy.

•	Established a Scientific Advisory Board led by Daniel Von Hoff, M.D., F.A.C.P., Director of Translational Research at the Translational Genomics Research Institute, Chief Scientific Officer for U.S. Oncology and for Scottsdale Healthcare’s Clinical Research Institute.

Conference Call Information

CTI management will host a conference call to review its fourth quarter and full year 2013 financial results and provide an update on business activities. The event will be held today at 1:30 p.m. PST / 4:30 p.m. EST / 10:30 p.m. CET. Participants can access the call at 1-800-762-8779 (domestic) or +1 480-629-9771 (international). To access the live audio webcast or the subsequent archived recording, visit CTI’s website, www.celltherapeutics.com. Webcast and telephone replays of the conference call will be available approximately two hours after completion of the call. Callers can access the replay by dialing 1-800-406-7325 (domestic) or +1 303-590-3030 (international). The access code for the replay is 4670750. The telephone replay will be available until Tuesday, March 11, 2014.

About Cell Therapeutics, Inc.

CTI (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

Non-GAAP Financial Measures

CTI has provided in this press release the historical financial measure of loss from operations, excluding share-based compensation expense, which is a non-GAAP measure, for the full year ended December 31, 2013, and the financial projection of loss from operations, excluding share-based compensation expense, which is a non-GAAP measure, for the 2014 fiscal year. Due to varying available valuation methodologies, subjective assumptions and the different GAAP accounting treatment of different award types that companies can use under ASC Topic 718, CTI’s management believes that providing a non-GAAP financial measure that excludes share-based compensation can enhance management’s and investors’ comparison of CTI’s operating results over different periods of time as compared to the operating results of other companies.

Our use of a non-GAAP financial measure has limitations and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. One limitation is that our reported non-GAAP loss from operations results in the exclusion of a recurring expense, since share-based compensation will continue to be a significant recurring expense in CTI’s business. A second limitation is that our methodology for calculating non-GAAP loss from operations, which only excludes the component of share-based compensation, may differ from the methodology our peer companies utilize to the extent they report non-GAAP loss from operations or similarly titled measures and accordingly may not necessarily be comparable to similarly titled measures of other companies. Investors are urged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of CTI’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

CTI has not included a reconciliation of our projected non-GAAP loss from operations to a projected GAAP loss from operations because the calculation of the excluded share-based compensation would require information that is presently uncertain, such as the future level of additional equity awards that will be granted to meet CTI’s compensation philosophy and objectives after taking into account the economic climate at the time of grant. In addition, the calculation is largely based on the price of CTI’s stock at the time of the specific grants (as required under ASC Topic 718), which price is variable and therefore unknowable until the grant is made. Because of the contingent nature of such factors, CTI believes that the specific adjustment for future share-based compensation cannot be forecast with accuracy.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, CTI’s projected operating loss, the development, commercialization, expense management and sales of PIXUVRI for multiply relapsed or refractory aggressive relapsed B-cell NHL, potential future partnerships or collaborations, the benefits of the reacquisition of rights to PIXUVRI and Opaxio, the anticipated completion of the first of two Phase 3 clinical trials of pacritinib in myelofibrosis, potential release of topline results for pacritinib later in 2014, enrollment projections and expected outcome of PIX306, post-marketing commitment study, liquidity and expense projections, the potential registration of pacritinib in the U.S. and the E.U., CTI’s potential support in initiating investigator-sponsored trials, including in AML, at leading centers in 2014, and the anticipated advancement of Phase 2 studies of pacritinib and tosedostat in other hematologic malignancies. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the outcome of preclinical and clinical studies, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, that CTI may experience delays in the commencement of preclinical and clinical studies, risks related to the costs of developing pacritinib and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

PIXUVRI is a registered trademark of Cell Therapeutics, Inc.

Source: Cell Therapeutics, Inc.

# # #

Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctiseattle.com

Ed Bell

+1 206-282-7100

ebell@ctiseattle.com

In Europe:

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 89659706

lvilla@cti-lifesciences.com

CTI_EUInvestors@CTI-Lifesciences.com

Cell Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Product sales, net	$520	$—	$2,314	$—
License and contract revenue	32,364	—	32,364	—

Total revenues	32,884	—	34,678	—

Operating costs and expenses:
Cost of product sold	33	—	137	—
Research and development	10,004	9,121	33,624	33,201
Selling, general and administrative	12,514	9,220	42,288	38,244
Acquired in-process research and development	—	—	—	29,108
Settlement expense	—	509	155	944

Total operating costs and expenses	22,551	18,850	76,204	101,497

Income (loss) from operations	10,333	(18,850)	(41,526)	(101,497)
Other income (expense):
Investment and other income (expense), net	(113)	(299)	(546)	(478)
Interest expense	(346)	(5)	(1,026)	(56)
Amortization of debt discount and issuance costs	(164)	—	(513)	—
Foreign exchange gain	260	440	61	344

Net income (loss) before noncontrolling interest	9,970	(18,714)	(43,550)	(101,687)
Noncontrolling interest	226	113	807	313

Net income (loss) attributable to CTI	10,196	(18,601)	(42,743)	(101,374)
Dividends and deemed dividends on preferred stock	—	(429)	(6,900)	(13,901)

Net income (loss) attributable to CTI common shareholders	$10,196	$(19,030)	$(49,643)	$(115,275)

Basic earnings (loss) per common share	$0.08	$(0.20)	$(0.43)	$(1.98)

Diluted earnings (loss) per common share	$0.08	$(0.20)	$(0.43)	$(1.98)

Shares used in calculation of earnings (loss) per common share:
Basic	131,127	95,896	114,195	58,125

Diluted	132,771	95,896	114,195	58,125

Balance Sheet Data (unaudited):

			(amounts in thousands) December 31,
			2013	2012
Cash and cash equivalents			$71,639	$50,436
Working capital			60,446	37,644
Total assets			93,723	73,713
Current portion of long-term debt			3,155	—
Long-term debt, less current portion			10,152	—
Total shareholders’ equity			42,758	32,944

Non-GAAP Reconciliation

(In thousands)

(unaudited)

Year Ended December 31,
2013
As reported - loss from operations (GAAP)	$(41,526)
As reported - share-based compensation expense (GAAP)	$9,066

As adjusted - loss from operations (Non-GAAP)	$(32,460)